Exhibit 99.1

China Pharma Announces Receipt of Noncompliance Notice

from NYSE American

HAIKOU CITY, June 22, 2022 – China Pharma Holdings, Inc. (NYSE American: CPHI) ("China Pharma," the "Company" or "We"), a specialty pharmaceutical company, today announced that on June 15, 2022, the Company received a letter from NYSE American LLC (“NYSE American” or the “Exchange”) stating that the Company was not in compliance with the continued listing standards as set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by July 15, 2022 addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide by December 15, 2023. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the Company does not submit a plan or if the plan is not accepted, delisting proceedings may commence. If the plan is accepted but the Company is not in compliance with the continued listing standards by December 15, 2023, or if the Company does not make progress consistent with the plan, the Exchange may initiate delisting procedures. The Company's management is pursuing options to address the deficiency and intends to submit a compliance plan on or before the deadline set by the Exchange.

China Pharma’s common stock, par value $0.001 per share (“Common Stock”) will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standard noted, subject to the Company’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “CPHI,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company that develops, manufactures and markets a diversified portfolio of products, focusing on conditions with high incidence and high mortality rates in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company's cost-effective business model is driven by market demand and supported by new GMP-certified product lines covering the major dosage forms. In addition, the Company has a broad and expanding nationwide distribution network across all major cities and provinces in China. The Company's wholly-owned subsidiary, Hainan Helpson Medical & Biotechnology Co., Ltd., is located in Haikou City, Hainan Province. For more information about China Pharma Holdings, Inc., please visit www.chinapharmaholdings.com. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: the achievability of financial guidance; success of new product development; unanticipated changes in product demand; increased competition; downturns in the Chinese economy; uncompetitive levels of research and development; and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations, except as required by applicable law or regulation.

For more information, please contact Investor Relations:

China Pharma Holdings, Inc.

Ms. Diana Na Huang

Phone: +86-898-6681-1730 (China)

Email: hps@chinapharmaholdings.com